CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  33  to
Registration  Statement No.33-17850 of Oppenheimer Main Street Fund, a series of
Oppenheimer  Main Street  Funds,  Inc., on Form N-1A of our report dated October
17, 2005, appearing in the Statement of Additional Information, which is part of such  Registration  Statement,  and to the  reference  to us under the  headings
"Independent  Registered  Public Accounting Firm" in the Statement of Additional
Information and "Financial Highlights" in the Prospectus,  which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
December 22, 2005